                                  EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 29, 1998, except for Note M, for which the date is June 1, 1998, on our audits of the consolidated financial statements of Concentra Corporation as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998. We also consent to the reference to our firm under the caption "Experts."




                                            /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 26, 1998